Exhibit 10.1

CERTAIN INFORMATION INDICATED BY [***] HAS BEEN DELETED FROM THIS EXHIBIT AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO A REQUEST FOR CONFIDENTIAL TREATMENT UNDER RULE 24b-2.

ASSIGNMENT AND AMENDMENT AGREEMENT

THIS ASSIGNMENT AND AMENDMENT AGREEMENT dated as of July 2, 2013 (the “Amendment”), is made and entered into by Gavilon, LLC (“Assignor”), Gavilon Global Ag Holdings, LLC (“Assignee”), and Heron Lake Bioenergy, LLC (“Producer”).

RECITALS:

(a)                                 Assignor and Producer previously entered into a Corn Supply Agreement (“Corn Supply Agreement”), an Ethanol and Distiller’s Grains Marketing Agreement (“Marketing Agreement”), and a Master Netting, Setoff, Credit and Security Agreement (“Netting Agreement”), each dated September 1, 2011 (collectively, the “Agreements”);

(b)                                 Assignee and Producer are entering into a certain Risk Management Services Agreement of even date herewith (“Risk Management Agreement”).

(c)                                  The parties desire to assign the Agreements, and amend certain terms and conditions therein, as set forth below.

AGREEMENT:

NOW THEREFORE, for and in consideration of the agreements herein made and for other good and valuable consideration, the parties hereto acknowledge and agree as follows:

1.                                      Amendments.  The Agreements are hereby amended as follows:

1.1                               Revised Definition.  The definition of “Storage Agreement” and all references thereto are hereby deleted from each of the Agreements; provided, however, that references to such term in the Netting Agreement shall refer instead to the Risk Management Agreement; provided, further that clause (iii) in Section 4.1 of the Netting Agreement shall specifically refer to Section 7(b) of the Risk Management Agreement.

1.2                               Initial Term.  Article 2.1 of the Corn Supply Agreement, and Article 2.1 of the Marketing Agreement, are each hereby replaced with the following:

“2.1                         Term.  Unless terminated earlier according to its terms, this Agreement shall commence on the Commencement Date and remain in effect until October 31, 2013 (the “Initial Term”) unless extended as set forth in Section 2.2.”

1.3                               No Limited Corn Sales or Preferred Pricing.  Section 3.9 of the Corn Supply Agreement is hereby deleted in its entirety, and Section 6.2.3 of the Marketing

Agreement shall be suspended during the term of the Risk Management Agreement.

1.4                               No Risk Management or Market Services.  Article 7 of the Corn Supply Agreement, and Article 9 of the Marketing Agreement, are each suspended during the term of the Risk Management Agreement.

1.5                               Corn Supply Procedures.  For purposes of corn origination and payment under the Corn Supply Agreement, it is agreed that:  (i) Assignee’s form of contract, and in Assignee’s name only, must be used at all times, and (ii) payment under such contracts will be made directly by Assignee to the applicable growers.

1.6                               Cross Default.  The first sentence of Section 4.1 of the Netting Agreement is hereby amended to include the following additional events of default as giving rise to the close-out rights set forth therein:  a default by Producer under Section 5.2 of the Netting Agreement and Producer fails to cure such default within ten (10) days after receiving written notice thereof from Assignee.

1.7                               Netting of Payments.   For purposes of Section 2 of the Netting Agreement it is hereby agreed that the Netting Statements (as defined therein), and the payments due thereunder, shall include fees and other amounts owed under the Risk Management Agreement.

1.8                               Observer’s Rights.  Section 5.2 of the Netting Agreement is hereby amended to grant Assignee the right to appoint one (1) Observer to Producer’s Board of Governors only (and not to any risk or other committees).  Such Observer will however, as a matter of clarification, have the right to ask and to receive answers to questions during meetings of the Board of Governors.

1.9                               Threshold Amount.  The definition of “Threshold Amount” on Exhibit “A” (Definitions) of the Netting Agreement is hereby replaced with the following:

““Threshold Amount” means, with respect to Gavilon, $[***], and with respect to Producer, $[***]; provided that notwithstanding anything to the contrary contained herein, Gavilon may in its sole and reasonable discretion modify such Threshold Amount upon no less than ten (10) days written notice to Producer; provided further, however, that if an event of default has occurred and is continuing with respect to a Party, then such Party’s Threshold Amount shall be $0.”

Provided, however, the parties acknowledge and agree that the “Threshold Amount” is zero ($0) with respect to Producer as of the date hereof.

1.10                        Gavilon Notices.  The address for Gavilon under the Agreements for notices or other communications shall be:

If to Gavilon:	Gavilon Global Ag Holdings, LLC
Eleven ConAgra Drive
Omaha, NE 68102-5011
Attn: Corey Dencklau
Phone: (402) 889-4397

with a copy to:	Gavilon Global Ag Holdings, LLC
Eleven ConAgra Drive
Omaha, NE 68102-5011
Attn: Legal Department
Phone: (402) 889-4000

2.             Assignment of the Agreements.  Assignor hereby assigns its rights and delegates its obligations to Assignee under the Agreements, and Assignee hereby assumes such obligations from Assignor.  Assignor is fully released and discharged from any and all liability or obligations that now exist or may hereafter arise under the Agreements.  All references to “Gavilon” in the Agreements shall mean and refer to Assignee.  The parties acknowledge that Assignor has notified Producer that Assignor and its ethanol marketing business will be retained by its current beneficial owners.  Assignee shall directly or indirectly maintain the resources to perform its obligations under the Agreements.

3.             Binding Effect/Successors and Assigns.  Upon execution and delivery of this Amendment by the parties hereto, this Amendment shall become binding and effective.  This Amendment shall inure to the benefit of and be binding on the parties hereto and their respective successors and assigns.

4.             Counterparts.  This Amendment may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall constitute one and the same instrument.

5.             Defined Terms.  All capitalized terms in this Amendment shall have the meaning ascribed to them in the respective Agreement, unless otherwise defined herein.

6.             Conflicts.  In the event of a conflict between the terms and conditions of the Agreements and the terms of this Amendment, the terms of this Amendment shall control.  The parties hereto acknowledge and agree that the intent and purpose of this Amendment shall be considered and given full effect in any interpretation of the Agreements and, to this end, the Agreements are hereby modified accordingly.  Except as modified by this Amendment, all terms and conditions of the Agreements shall remain in full force and effect.

7.             Entire Agreement.  This Amendment constitutes the entire agreement and understanding of the parties with respect to the subject matter hereto.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the day and year first above written.

GAVILON GLOBAL AG HOLDINGS, LLC		HERON LAKE BIOENERGY, LLC

By:	/s/ John W. Neppl	By:	/s/ Robert J. Ferguson
Name:	John W. Neppl	Name:	Robert J. Ferguson
Title:	CFO	Title:	CEO

GAVILON, LLC

By:	/s/ John W. Neppl
Name:	John W. Neppl
Title:	CFO